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                                                                  Exhibit 23.2


Independent Auditors' Consent

To the Board of Directors and Stockholders of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc.
New York, New York

We consent to the use in this Amendment No. 3 to the Registration Statement of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc. on Form S-4, of our reports dated July 10, 1998, on the consolidated financial statements of R.A.B. Holdings, Inc. and R.A.B. Enterprises, Inc., appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP
February 12, 1999
New York, New York